                                                                   EXHIBIT 4.5.1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SCOPE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                    THIS WARRANT IS SUBJECT TO RESTRICTIONS
                        ON TRANSFER AS PROVIDED HEREIN.



Warrant No.: 1991A-2                                   Number of Shares: 31,250
As of December 20, 1995                                (Subject to Adjustment)


                              ORGANOGENESIS INC.
                         COMMON STOCK PURCHASE WARRANT

     1.   Number and Price of Shares Subject to Warrant.  Subject to the terms
          ---------------------------------------------
and conditions set forth below, Foundation Danonia or its designee (the "Holder") is entitled to purchase from Organogenesis Inc., a Delaware corporation (the "Company"), at any time after the date hereof but prior to April 3, 1996, 31,250 shares (which number of shares is subject to adjustment as described below) of fully paid and nonassessable Common Stock of the Company, $.Ol par value per share (the "Shares") upon surrender of this Warrant at the principal office of the Company and upon payment of the purchase price at said office in cash, by certified check or by wire transfer of immediately available funds. Subject to adjustment as hereinafter provided, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) shall be $9.60. The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions hereinafter set forth) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Warrant Price".

     2.   Adjustment of Warrant Price and Number of Shares.  The number and kind
          ------------------------------------------------
of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a)  Adjustment for Dividends in Stock or Other Securities Property.
               --------------------------------------------------------------
If, after the date hereof, the holders of the Common Stock of the Company (or any shares of stock or other securities at the time issuable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable upon exercise of this Warrant, and without payment of any additional consideration, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would have received had it been the holder of record of such Common Stock on the date of such dividend and had, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it during such period, giving effect to all adjustments called for during such period by paragraphs (b), (c), and (d) of this Section 2.

          (b)  Adjustment for Reclassification, Reorganization or Merger.  In
               ---------------------------------------------------------
case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another person, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraphs (a), (c) and (d) of this Section 2; in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c)  Stock Splits and Reverse Stock Splits.  If at any time on or
               -------------------------------------
after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of this warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

          (d)  No Change Necessary.  The form of this Warrant need not be
               -------------------
changed because of any adjustment in the Warrant Price or in the number of shares of Common Stock issuable upon its conversion. A Warrant issued after any adjustment on any partial conversion or upon replacement may continue to express the same Warrant Price and the same number of shares of Common Stock (appropriately reduced in the case of partial conversion) as are stated on this Warrant as initially issued, and that Warrant Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.

          (e)  No Impairment.  The Company will not, by any voluntary action,
               -------------
avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

          (f)  Notices of Record Date.  In the event that the Company shall
               ----------------------
propose at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then the Company shall send to the holder of this Warrant at least 20 days prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.

     3.   No Stockholder Rights.  This Warrant shall not entitle its holder to
          ---------------------
any of the rights of a stockholder of the Company.

     4.   Reservation of Stock.  The Company covenants that during the period
          --------------------
this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Restated Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     5.   Exercise of Warrant.  This Warrant may be exercised by the holder
          -------------------
hereof by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Warrant Price then in effect as described above. This Warrant may be exercised in whole or in part. However, the Company shall not be required upon exercise of this Warrant to issue any fractional shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise. The shares of Common Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares of Common Stock remaining for exercise from this Warrant.

     6.   Certificate of Adjustment.  Whenever the Warrant Price or number or
          -------------------------
type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

     7.   Restriction on Transfer.  This Warrant may he transferred only with
          -----------------------
the prior written consent of the Company; the granting or withholding of such consent to be in the Company's sole and absolute discretion.

     8.   Replacement of Warrants. On receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9.   Investment Representations.  The Holder hereby represents and warrants
          --------------------------
to the Company that:

          (a) This Warrant and the shares of Common Stock issued upon exercise of this Warrant will be acquired for its own account or for the account of not more than five (5) qualified foreign investors, and not with a view to or in connection with the sale or distribution of any part thereof.

          (b) The Holder understands that neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant will be registered under the Securities Act of 1933, as amended (the "Securities Act") for purposes of the sales contemplated herein, on the ground that the sale of this Warrant is exempt from the registration and prospectus delivery requirements of the Securities Act, and that the reliance of the Company on such exemption is predicated in part on Holder's representations set forth herein.

          (c) The Holder acknowledges that it is able to weigh for itself the risk of purchasing this Warrant, and the Shares upon exercise of this Warrant, and has the ability to bear the economic risks of such investments.

          (d) The Holder understands that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are restricted securities within the meaning of Rule 144 under the Securities Act; that such securities are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available; that, in any event, the exemption from registration under Rule 144 will not be available for at least two years, and even then may not be available unless (i) a public trading market then exists for the Common Stock,
(ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of such securities may be made by such Purchaser only in accordance with such terms and conditions.

     10.  Restrictive Legends.  Each certificate representing (i) the Shares and
          -------------------
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities law in the opinion of the Company's counsel):


          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SCOPE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

     11.  Registration Rights
          -------------------

     (a)  Certain Definitions.  As used in this Section 11, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any
           ----------
Federal agency at the time administering the Securities Act.

          "Registration Statement" means a registration statement filed by the
           ----------------------
Company with the Commission for a public offering and sale of securities of the Company under the Securities Act.

          "Registrable Shares" means (i) the shares of Common Stock issued or
           ------------------
issuable upon exercise of the Warrants (as defined below) and (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are
                 --------  -------
Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement, Section 4(1) of the Securities Act or Rule 144 under the Securities Act. Wherever reference is made in this Warrant to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon exercise of this Warrant even if such exercise has not yet been effected.

          "Warrant Holders" means all holders of Warrants numbered 1991A-2 and
           ---------------
1991B-2 issued by the Company to the Holder on the date hereof. "Warrant Holder" is synonymous with Holder.

          "Warrants" means the common stock purchase warrants numbered 1991A-2
           --------
and 1991B-2 issued by the Company to the Holder on the date hereof.

     (b)  Required Registrations.  Warrant Holders holding in the aggregate at
          ----------------------
least 50% of the Registrable Shares may at any time request, in writing, that the Company effect the registration on Form S-3 of Registrable Shares owned by such Warrant Holders at the Company's expense, If the holders initiating the registration intend to distribute the Registrable Shares by means of an underwriting, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Warrant Holders to participate shall be conditioned on such Warrant Holders, participation in such underwriting. upon receipt of any such request, the Company shall promptly give written notice of such proposed registration to all Warrant Holders. Such Warrant Holders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Warrant Holders may request in such notice of election, subject to the approval of the underwriter managing the offering. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on Form S-3, of all Registrable Shares which the Company has been requested to so register.

     The Company shall not be required to effect more than one registration pursuant to this paragraph (b); provided that a registration effected under paragraph (b) above shall not be counted for the purpose of this limitation if the Company elects to sell stock pursuant to a registration at the same time as a registration is requested by Warrant Holders pursuant to paragraph (b).

     (c)  Incidental Registration.  Whenever the Company proposes to file a
          -----------------------
Registration Statement (other than pursuant to paragraph (b)) at any time and from time to time, it will, prior to such filing, give written notice to all Warrant Holders of its intention to do so and, upon the written request of a Warrant Holder or Warrant Holders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Warrant Holder or Warrant Holders to register to be registered under-the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Warrant Holder or Warrant Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this paragraph (c) without obligation to any Warrant Holder.

     In connection with any offering under this paragraph (c) involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares which the holders have requested to be included would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. If the number of Registrable Shares to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of shares of Common Stock entitled to include shares of Common Stock in such registration shall participate in the underwriting pro rata based upon their total ownership of shares of Common Stock of the Company. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of Registrable Shares.

     (d)  Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of this Section 11 to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

          (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become and remain effective for a period of at least six months from the effective date of such Registration Statement. Notwithstanding anything contained herein, the Company does not and cannot guarantee that the Warrant Holder or Warrant Holders will be able to resell the Registrable Shares at any price even if the Registration Statement becomes and remains effective for such period of time;

         (ii) prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of at least six months from the effective date; and

        (iii) use its best efforts to list such Registrable Shares on any securities exchange on which the Common Stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange.

     It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 11 that each prospective selling Warrant Holder of the Registrable Shares shall furnish to the Company an instrument duly executed by such Warrant Holder and such underwriter specifically for use in the preparation of the Registration Statement containing such information regarding the Warrant Holder and the Registrable Shares held by such Warrant Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     (e)  Indemnification.
          ---------------

          (i) The Company agrees to indemnify and hold harmless the Warrant Holder from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation and reasonable attorney's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the indemnification contained in this subsection (e) shall not apply in any respect to any information relating to the Warrant Holder furnished to the Company by the Warrant Holder expressly for inclusion in the Registration Statement, or any amendment or supplement thereto, including, but not limited to, information so supplied by the Warrant Holder in response to Items 7 and 8 of Form S-3.

         (ii) If any action or claim shall be brought against the Warrant Holder in respect of which indemnity may be sought against the Company in accordance with subsection (e)(i), the Warrant Holder shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Warrant Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the Warrant Holder unless (XX) the Company has agreed in writing to pay such fees and expenses, (YY) the Company has failed to assume the defense and employ counsel, or (ZZ) the named parties to any such action (including any impleaded party) include both the Warrant Holder and the Company and the Warrant Holder shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case, if the Warrant Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action on behalf of the Warrant Holder, it being understood, however that the Company shall not, in connection with any such action or separate but substantially related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the persons named as Selling Stockholders in the Registration Statement, which firm shall be designated in writing by the Warrant Holder. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Warrant Holder from and against any loss, liability, damage or expense by reason of such settlement or judgment.

        (iii) The Warrant Holder agrees, to indemnify and hold harmless the other persons named as Selling Stockholders in the Registration Statement ("Claiming Stockholders") and the Company and its officers and directors (and each person, if any, who controls the Company within the meaning of Section 15 of the the Securities Act or Section 20 of the Securities Exchange Act of 1934) from and against any and all losses, claims, damages, liabilities or expenses (including reasonable costs of investigation and reasonable attorney's fees) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information relating to the Warrant Holder or the plan of distribution furnished to the Company by the Warrant Holder expressly for inclusion in the Registration Statement, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against a Claiming Stockholder in respect of which indemnity may be sought against the Warrant Holder, the Claiming Stockholder shall have the rights and duties given to the Warrant Holder under subsection (e)(ii) herein, and the Warrant Holder shall have the rights and duties given to the Company under subsection (e)(ii) herein. If any action or claim shall be brought or asserted against the Company or its officers or directors (or any such controlling person) in respect of which indemnity may be sought against the Warrant Holder, the Company and its officers or directors (and such controlling persons) shall have the rights and duties given to the Warrant Holder under subsection (e)(ii) herein, and the Warrant Holder shall have the rights and duties given to the Company under subsection (e)(ii) herein.

     12.  Remedies.  The Company stipulates that the remedies at law of the
          --------
Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     13.  Miscellaneous.  This Warrant shall be governed by the laws of the
          -------------
Commonwealth of Massachusetts. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

ISSUED as of this 20th day of December, 1995.


                             ORGANOGENESIS INC.



                             By:   /s/ Herbert M. Stein
                                   ------------------------------
                                   Herbert M. Stein
                                   Chief Executive officer